Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Phreesia, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2019 Stock Option and Incentive Plan Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	3,033,251	$11.47	$34,791,388.97	$0.0001381	$4,804.70
Total Offering Amounts					$34,791,388.97		$4,804.70
Total Fee Offsets							—
Net Fee Due							$4,804.70

(1)     Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Phreesia, Inc. (the “Registrant”) which become issuable under the Registrant’s 2019 Stock Option and Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)     Represents an automatic increase to the number of shares of Common Stock reserved for future issuance under the 2019 Plan on February 1, 2026 pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2019 Plan automatically increases on February 1st of each year by an amount equal to five percent (5%) of the number of shares of Common Stock issued and outstanding on the immediately preceding January 31, or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2019 Plan).

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $11.47, the average of the high and low sales prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 25, 2026.